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SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

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THOMAS GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THOMAS GROUP, INC.
5221 N. O'Connor Boulevard, Suite 500
Irving, Texas 75039-3714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held October 29, 2002

To the Holders of Common Stock of THOMAS GROUP, INC.:

        Notice is hereby given that the Year 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Thomas Group, Inc., a Delaware corporation (the "Company"), will be held at the executive offices of the Company, located at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039, on Tuesday, October 29, 2002 at 9:00 a.m., Dallas, Texas time, for the following purposes:

  (1)
  To elect five persons to serve as directors until the Company's Year 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  (2)
  To vote on a proposal to amend the Company's 1997 Stock Option Plan to (a) permit the grant of options to non-employee directors of the Company pursuant to the 1997 Plan and (b) increase the number of shares authorized for issuance under the 1997 Plan from 750,000 shares to 1,250,000 shares, and (c) make certain other technical amendments;

  (3)
  To vote on a proposal to amend the Company's Non-Employee Director Retainer Fee Plan to (a) increase the number of shares available for issuance under the Non-Employee Director Plan, and (b) permit the granting of options to non-employee directors under the 1997 Plan;

  (4)
  To vote on a proposal to approve the conversion to common stock of two convertible promissory notes in an aggregate principal amount of $2,000,000, issued by the Company to General John T. Chain, Jr.; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on September 23, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record of the Company's common stock on the record date are entitled to vote on matters coming before the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained in the Company's offices at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039-3714, for ten days prior to the Annual Meeting.

        Please advise the Company's transfer agent, Computershare Investor Services, 12039 West Alameda Parkway, Lakewood, Colorado 80228, of any change in your address.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided, which requires no postage if mailed within the United States.

        If you receive more than one proxy card because your shares are registered in different names or at different addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. The proxy card should be signed by all registered holders exactly as the shares are registered. Any person giving a proxy has the power to revoke it at any time prior to the voting of the proxy and, if you are present at the Annual Meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

JOHN R. HAMANN Chief Executive Officer
Irving, Texas October 3, 2002

THOMAS GROUP, INC.
5221 N. O'Connor Boulevard
Suite 500
Irving, Texas 75039-3714

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 29, 2002

        The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Thomas Group, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on October 29, 2002 (the "Annual Meeting").

        As stated in the notice to which this proxy statement is attached, matters to be acted upon at the Annual Meeting include (1) the election to the Board of five directors to serve as directors until the Company's Year 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (2) a proposal to amend the Company's 1997 Stock Option Plan (the "1997 Plan") to (a) permit the grant of options to non-employee directors of the Company pursuant to the 1997 Plan, (b) increase the number of shares authorized for issuance under the 1997 Plan from 750,000 shares to 1,250,000 shares, and (c) make certain other technical amendments; (3) a proposal to amend the Company's Non-Employee Director Retainer Fee Plan (the "Non-Employee Director Plan") to (a) increase the number of shares available for issuance under the Non-Employee Director Plan, and (b) permit the granting of options to non-employee directors under the 1997 Plan; (4) a proposal to approve the conversion to common stock (the "Conversion") of two convertible promissory notes (the "Notes") in an aggregate principal amount of $2,000,000, issued by the Company to General John T. Chain, Jr.; and (5) the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Management does not intend to present any business at the Annual Meeting for a vote, other than the matters in the notice, and has no information that others will do so. If other matters requiring a vote of the stockholders are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them according to their judgment on those matters.

        All holders of record of shares of the Company's common stock, par value $.01 per share, of the Company at the close of business on September 23, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had outstanding 4,192,137 shares of common stock. Each share of common stock is entitled to one vote. The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, stockholders entitled to vote and present either in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time without notice until a quorum is present or represented. In that case, the persons named in the accompanying form of proxy intend to vote the shares represented by the proxies held by them for an adjournment. If your shares of common stock are voted against the nominees for director, however, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the Annual Meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

        A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum is present, is required for the election of directors. Approval of the amendments to the 1997 Plan and the Non-Employee Director Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting. Approval of the Conversion requires the affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting.

        With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and abstentions will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Brokers who hold shares in street name for customers and do not receive voting instructions from such customers are entitled to vote on the election of directors. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the election of directors. With respect to each of the other proposals, abstentions and broker non-votes will not be counted in the total number of shares voted for approval of each such proposal and will have the same effect as a vote against approval of such proposal.

        The shares of common stock represented by each signed proxy will be voted in accordance with the instructions given on the proxy. If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:

  •
  FOR the five nominees to the Company's board of directors named in this proxy statement;

  •
  FOR the amendment to the 1997 Plan;

  •
  FOR the amendment to the Non-Employee Director Plan;

  •
  FOR the Conversion; and

  •
  at the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.

        Any stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by (1) a written notice duly signed and delivered to the Secretary of the Company prior to the voting of the proxy; (2) executing a later-dated proxy; or (3) voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a later-dated proxy will not constitute revocation of a proxy).

        This proxy statement and the enclosed proxy card are being mailed on or about October 3, 2002.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

        The Company's bylaws provide that the number of directors that shall constitute the entire Board shall not be less than one and shall be fixed from time to time exclusively by the Board. The Board has set the number of directors at five. The five nominees for director listed below will stand for election at the 2002 Annual Meeting for a one-year term of office expiring at the Year 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

        The following table sets forth certain information as to the nominees for directors of the Company:

Name	Age	Positions and Offices With the Company	Director Since
John R. Hamann	50	President, Chief Executive Officer, Director	2001
John T. Chain, Jr.	67	Chairman of the Board	1995
Richard A. Freytag	68	Director	1997
James Dykes	64	Director	1995
David Mathis	64	Director	1998

        While it is not anticipated that any of the nominees will be unable to serve, if any nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

The Board unanimously recommends a vote FOR each of the five nominees named above. Proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy card.

EXECUTIVE OFFICERS AND DIRECTORS

        The following gives certain information regarding the business experience of the directors and executive officers of the Company.

        John R. Hamann joined the Company in 2001 as President and Chief Executive Officer, and as a director. Prior to joining the Company, Mr. Hamann served in a variety of roles for Sunbeam Products, Inc., most recently as President and Chief Executive Officer of its Thalia Products unit, and from 1998 to 2000 as President of its appliance division. From 1994 to 1998, Mr. Hamann served as President and Chief Executive Officer for Tempo Technology Corporation, a privately-held manufacturer of industrial diamond products. From 1989 to 1994 Mr. Hamann served in a variety of roles for Whirlpool Corporation, most recently as Vice President of the KitchenAid small appliance business unit.

        James T. Taylor, 55, joined the Company in 2001 as Vice President and Chief Financial Officer. From 1997 to 2001, Mr. Taylor served as Vice President of the Chancellor Group, a Dallas, Texas management consulting firm, where he assisted companies in restructuring, raising funds and completing initial public offerings. From 1995 to 1997, Mr. Taylor served as Vice President for Overhill Farms Corporation and led in the creation of its Food Group division. From 1986 to 1993, Mr. Taylor served as Chief Financial Officer for Elcon Industries, a privately held manufacturer/distributor of after market automotive accessories. Mr. Taylor also was a partner with Coopers & Lybrand (currently PriceWaterhouseCoopers) in both the Los Angeles and Dallas offices. Mr. Taylor is a licensed CPA and a member of Financial Executive Institute and Financial Executive Network Group.

        Jimmy C. Houlditch, 66, joined the Company in 1996 and currently serves as President of the North American Region. Prior to joining the Company, Mr. Houlditch served as Corporate Vice

President of Manufacturing and Productivity for Allied Signal Corporation, as Chief Operating Officer for Allied Signal's Gas Turbine Company. He was previously with Texas Instruments Semiconductor as Senior Vice President of Automation, Quality and Worldwide Product Rationalization, and Senior Vice President of Operations for Texas Instruments' Defense Systems Electronics Company.

        G. Toby Marion, 52, joined the company in 2002 as President of the Asia/Pacific Region. Prior to joining the Company, Mr. Marion founded LCP Asia Ltd. in 1999 with the Logistics Consulting Partners Ltd. of the UK. LCP Asia Ltd. is Hong Kong's first specialist supply chain and logistics consulting company and provides advisory and tailored logistics solutions to help marketers, manufacturers and logistics multinationals in Hong Kong, China and Asia. Mr. Marion served as General Manager, Marketing Operations, Greater China; Director, COGEL, Shantou; Chairman, RLCA; Chairman, Caltex, Lianyungang LPG; Regional Coordinator, Africa; and General Manager and Director of Caltex Oil Thailand while with Caltex Petroleum from 1975 to 1998. With Caltex, Mr. Marion spent long assignments in Bahrain, Australia, Japan, Thailand, Hong Kong and China, in addition to New York and Dallas, in refining, marketing, logistics and general management. Mr. Marion has played a leading role in a number of strategic developments and new opportunities in the international oil business. Mr. Marion worked for American Cyanamid, Texaco and Union Carbide, prior to joining Caltex.

        General John T. Chain, Jr. was elected director of the Company in 1995 and as Chairman of the Board in May 1998. Since December 1996, General Chain has served as President of Quarterdeck Equity Partners, Inc., a company involved in the acquisition of suppliers to the defense and aerospace industry. General Chain served from 1991 until early 1996 as Executive Vice President for Burlington Northern Santa Fe Corporation. From 1986 to 1991, General Chain was Commander in Chief of the U.S. Strategic Air Command. General Chain currently serves on the board of directors for Kemper Insurance Companies, Northrop Grumman Corporation, R.J. Reynolds, and ConAgra Foods, Inc.

        James E. Dykes was elected director of the Company in 1995. In 1997, he accepted a one-year appointment as Executive Vice President of Corporate Development. Mr. Dykes was a four-time client of the Company during his 35 year management career in the electronics and semiconductor industries. Mr. Dykes served from August 1994 as President and Chief Operating Officer and a director of Intellon Corporation, a home-automation electronics company. From 1989 to 1993, Mr. Dykes was President and Chief Executive Officer of Signetics Company, an integrated circuits company. Mr. Dykes also currently serves on the board of directors for the following companies: Cree Research Inc., a silicon carbide electronics company, Exar Corporation, an integrated circuits company and Theseus Logic, an integrated circuits company.

        Richard A. Freytag was elected director of the Company in September 1997. Mr. Freytag served as President of Citicorp Banking Corporation from 1984 until 1989, when he was appointed Chief Executive Officer. Mr. Freytag retired as an officer of Citicorp Banking Corporation in 1996 and remained both as an outside director and as vice chairman until January 1, 1998, when he retired as a director. Mr. Freytag also served as a director of Citicorp Holdings, Inc., Citibank Overseas Investment Corporation and Citibank Delaware until January 1, 1998, at which time he retired.

        David B. Mathis was elected director of the Company in 1998. Mr. Mathis serves as Chairman and Chief Executive Officer of Kemper Insurance Companies, which has operations in commercial and personal insurance, risk management, and reinsurance. Mr. Mathis' long career with Kemper has included executive assignments with both Kemper Insurance Companies and Kemper Corporation, its former publicly owned affiliate. Mr. Mathis also serves on the board of directors of the American Insurance Association, IMC Global Inc., the Museum of Science and Industry and the Chicago Symphony Orchestra.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board has established four committees: Audit Committee, Nominating Committee, Corporate Governance Committee and Compensation Committee.

        The Audit Committee, currently composed of Messrs. Freytag, who serves as the chairman, Chain, Dykes, Mathis and Timothy G. Caffrey until his resignation August 29, 2002, met six times during the fiscal year ended December 31, 2001. The Audit Committee monitors and makes recommendations to the Board on matters pertaining to the financial management of the Company, including monitoring the adequacy and effectiveness of the internal and external audit functions, control systems, financial accounting and reporting, and adherence to applicable legal, ethical and regulatory requirements. The Audit Committee also reviews the financial performance and cash flow of the Company and makes recommendations on financial matters such as capital expenditures and dividend policy.

        The Nominating Committee was composed of Mr. Caffrey, who served as the chairman until his resignation on August 29, 2002, and Messrs. Chain, Dykes, Mathis and Freytag, met four times during the fiscal year ended December 31, 2001. Mr. Mathis is currently the chairman of the Nominating Committee. The Nominating Committee determines appropriate qualifications for membership on the Board, reviews and evaluates new candidates for election to the Board, reviews and evaluates individual performance of members of the Board and reviews and evaluates candidates for reelection to the Board.

        The Corporate Governance Committee, was composed of Mr. Mathis, who serves as the chairman, Messrs. Chain, Dykes, and Freytag and, until his resignation August 29, 2002, Mr. Caffrey, met four times during the fiscal year ended December 31, 2001. The Corporate Governance Committee provides an orientation for new Board members on the business of the Company and the operations of the Board and its committees, recommends to the Board the size and composition of the Board and the number and schedule of Board meetings, recommends to the Board all committee assignments, reviews and evaluates the effectiveness of communication between management and the Board, reviews and evaluates corporate indemnification provisions and directors and officers insurance, reviews and evaluates the functioning of the Board and the fulfillment of its legal duties and reviews management's recommended slate of officers for election by the Board.

        The Compensation Committee was composed of Mr. Dykes, who serves as the chairman and Messrs. Chain, Mathis, and Freytag and, until his resignation August 29, 2002, Mr. Caffrey met four times during the fiscal year ended December 31, 2001. The Compensation Committee establishes an executive compensation policy, determines the annual and long-term compensation of the Company's executive officers, reviews the compensation of directors and members of committees of the Board, administers the Company's employee and director stock option and incentive plans, determines which individuals should receive grants or options under such plans and reviews and submits to the Board recommendations concerning new executive compensation, incentive or stock option plans.

        The Board held seven meetings during the fiscal year ended December 31, 2001. All of the directors attended at least 75% of the meetings of the Board and its committees on which they served.

PROPOSAL NUMBER 2

AMENDMENT TO THE 1997 PLAN

Proposed Amendments to the 1997 Option Plan

        The 1997 Plan currently provides that the maximum number of shares of common stock that may be granted pursuant to options under the 1997 Plan is 550,000. The Board has determined that an increase in the number of shares that may be awarded under the 1997 Plan is necessary for the Company to remain competitive in total compensation, including salaries, benefits and incentives, so as to achieve the goals of the original plan in attracting and retaining qualified directors and employees.

Therefore, in August 2002, the Board adopted, to be effective April 16, 2002, subject to stockholder approval, an amendment to the 1997 Plan that would increase the maximum number of shares available under the 1997 Plan to 1,250,000.

        The 1997 Plan also currently provides that only employees of the Company, including directors who are employees, may participate in the plan. The Board has determined that it is in the best interests of the Company to provide a means by which the Company may attract and retain able persons to serve as non-employee directors of the Company, and to reward such non-employee directors for their services in a manner that will suitably recognize the value of their judgment, counsel and expertise. To achieve this aim, the Company has previously adopted the Non-Employee Director Plan. The Non-Employee Director Plan presently provides that the Company may grant options to non-employee directors under the Company's 1992 Stock Option Plan (the "1992 Plan"), however, the 1992 Plan expired on March 16, 2002. Due to the expiration of the 1992 Option Plan, the Board, on April 16, 2002, adopted, subject to stockholder approval, an amendment to the 1997 Option Plan that would allow non-employee directors to participate and be granted options under the 1997 Plan instead of the 1992 Plan.

        In addition to these amendments, the Board also adopted, subject to stockholder approval, an amendment to the 1997 Plan that would eliminate a participant's ability to purchase the shares underlying the option by a "cashless" exercise, pursuant to which the optionee would exchange shares of common stock purchasable upon exercise of the option, or by pledging such shares as collateral for a loan and delivering to the Company the amount of sale or loan proceeds necessary.

        A summary of certain features of the 1997 Plan as proposed to be amended is discussed below, but is qualified in its entirety by reference to the full text of the 1997 Plan, including the proposed amendments, a copy of which is attached as Annex A to this proxy statement.

Principal Features of the 1997 Plan

        The 1997 Plan intends to afford a proprietary interest in the Company to key employees and directors of the Company. The Company believes that stock ownership by these persons provides added incentives to continue employment with the Company, and encourages increased efforts to promote the Company's best interests. A maximum of 550,000 shares of the Company's Common Stock may be issued pursuant to the plan, subject to adjustment by reason of stock dividends, stock splits or other capitalization changes. Under the proposed amendments, the maximum number of shares that may be issued pursuant to options granted under the 1997 Plan would be increased to 1,250,000. The following is a brief description of the principal provisions of the plan and is qualified in its entirety by reference to full text in the 1997 Plan, which is attached to this Proxy Statement as Annex A and is highlighted to show the proposed changes.

        The 1997 Plan is administered by the Board, if all Board members are "disinterested" as defined in the 1997 Plan, or by a committee of two or more disinterested members of the Board. The committee determines the persons who are eligible to receive stock options, the number of options to be granted and the vesting schedule for the options granted. All options are granted with an exercise price equal to 100% of the fair market value of the underlying common stock on the date of grant. The Company receives no consideration upon the grant of options.

        All employees of the Company, including directors who are also employees, are eligible to participate in the 1997 Plan. Under the proposed amendments, non-employee directors would be able to participate in the 1997 Plan. The 1997 Plan shall terminate on March 31, 2007. Options having a term not to exceed ten years will be available to employees under the 1997 Plan. Non-qualified stock options will be transferable by the optionee. Shares issued to officers of the Company on exercise of options may not be sold within six months of the grant of the option. Shares subject to options that are surrendered or expire unexercised may again be made subject to options under the plan.

        In the discretion of the Board, the purchase price for shares issuable upon exercise of an option may be paid in cash, shares of common stock of the Company with a fair market value equal to the purchase price, or both. Under the proposed amendments, a participant would no longer have the ability to purchase the shares underlying the option in a "cashless" exercise by exchanging shares of common stock purchased upon exercise of the option, or by pledging such shares as collateral for a loan and delivering to the Company the amount of sale or loan proceeds necessary.

        Notwithstanding any schedule for vesting of options contained in any option agreement, all options granted under the 1997 Plan become immediately exercisable if the Company is subject to a change of control as described in the 1997 Plan.

Federal Income Tax Consequences of the 1997 Plan

        It is intended that options under the 1997 Plan may be granted to non-director employees as incentive stock options for federal income tax purposes. Under the Internal Revenue Code, an employee generally is not subject to regular income tax upon the grant or exercise of an incentive option. Instead, the employee is subject to tax upon disposition of the stock held pursuant to the exercise of the option. At that time, if the employee has held the shares for at least two years from the date of grant, and one year from the date of exercise, the employee will have long-term capital gain (or loss) equal to the difference, if any, between the amount realized from the disposition and the employee's tax basis in the shares. However, if the employee disposes of the shares prior to the required holding period, a portion (generally, the excess of the fair market value of the shares at the date of exercise over the exercise price) of any gain realized would be taxable to the employee as ordinary income. Neither the grant nor the exercise of an incentive stock option will have any federal income tax consequences to the Company. However, if the employee disposes of the shares prior to the required holding period, then the Company will be entitled to a deduction for compensation expense in an amount equal to the amount the employee must include as ordinary income. Neither the grant nor the exercise of an incentive stock option will have any federal income tax consequences to the Company, however, if the employee disposes of the shares prior to the required holding period, then the Company will be entitled to a deduction for compensation expense in an amount equal to the amount the employee must include as ordinary income.

        The granting of a non-qualified stock option does not result in federal income tax consequences to either the Company or the optionee. However, upon exercise of such option, the optionees realize ordinary income measured by the excess of the then market value of the shares acquired over the option price. The Company is entitled to a tax deduction for a corresponding amount. For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis is the sum of the option price paid and the amount of ordinary income, if any, recognized by the optionee as a result of the exercise of the option.

        Notwithstanding the preceding paragraph, Section 83 of the Internal Revenue Code provides for deferral of taxation to the optionee and deduction by the Company so long as the optionee's rights are subject to a substantial risk of forfeiture and are not transferable. For this purpose, shares held by an optionee who is an officer, director or 10% stockholder subject to Section 16(b) of the Securities Exchange Act of 1934 are treated during the six-month period of trading restriction (which commences upon the date that the option is granted) thereunder as shares subject to a substantial risk of forfeiture and not transferable. This deferral can be avoided, and the tax consequences described above with respect to non-qualified stock options made applicable, if the optionee, within 30 days after the date of grant of the option, makes an election to be taxed on the date of grant.

        Under Delaware law, the affirmative vote of the holders of a majority of the Company's outstanding common stock is required for approval of the amendments to the 1997 Plan. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board recommends a vote FOR approval of the amendments to the 1997 Plan.

PROPOSAL NUMBER 3

AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN

Proposed Amendments for the Non-Employee Director Plan

        The Non-Employee Director Plan currently provides that options may be granted to non-employee directors under the Company's now expired 1992 Option Plan. The Board has determined that it is in the best interests of the Company to amend the Non-Employee Director Plan so that options granted under the Non-Employee Director Plan will be granted according to the 1997 Plan, rather than the 1992 Plan. In addition, the Board has determined that it is in the best interests of the Company to amend certain provisions of the Non-Employee Director Plan, including an increase in the number of shares that may be granted under the Non-Employee Director Plan. Therefore in August 2002, the Board of Directors adopted, to be effective April 16, 2002, subject to stockholder approval, the following amendments:

  •
  the maximum number of shares of common stock that may be granted pursuant to options under the Non-Employee Director Plan will be increased to 600,000;

  •
  the options granted under the Non-Employee Director Plan are to be granted pursuant to the 1997 Plan, rather than the 1992 Plan, which has now expired;

  •
  the retainer fee for each non-employee director includes, among other things, options to purchase common stock having an aggregate value of $25,000;

  •
  the retainer fee for the Chairman of the Board includes, among other things, options to purchase common stock having an aggregate value of $50,000;

  •
  the retainer fee for each non-employee director will no longer include a grant of common stock;

  •
  there is to be no limit on the number of times that certain provisions of the Non-Employee Director Plan may be amended in a given period of time.

        A summary of certain features of the Non-Employee Director Plan as proposed to be amended is discussed below, but is qualified in its entirety by reference to the full text of the Non-Employee Director Plan, including the proposed amendments, a copy of which is attached as Annex B to this proxy statement.

Principal Features of the Non-Employee Director Plan

        The Non-Employee Director Plan is intended to provide a means of attracting and retaining able persons to serve as non-employee directors of the Company, to increase the interest of non-employee directors in the Company's welfare and to furnish an incentive to the non-employee directors to continue to serve the Company and to reward them for their services. It is intended that these purposes will be effected through the granting of non-qualified stock options.

        Subject to approval of the amendment, the Non-Employee Director Plan would provide that such directors are entitled to receive options to purchase common stock having an aggregate value of $25,000, granted in four installments. The Chairman of the Board will receive options with an aggregate value of $50,000, granted in four installments per year.

        Only directors who are not employees of the Company are eligible to participate in the Non-Employee Director Plan. The Board or a committee administers the Non-Employee Director Plan. Members of the committee serve as such at the will of the Board and may be removed from the committee at the Board's discretion. The Board has full power and authority to suspend or terminate the Non-Employee Director Plan or revise or amend it without the consent of the stockholders unless the aggregate number of shares of common stock that may be issued under the Non-Employee Director Plan is increased, the terms of the retainer fee are altered, the exercise prices of the options granted pursuant to the Non-Employee Director Plan are changed, the maximum term of an option granted pursuant to the Non-Employee Director Plan is increased or the class of persons eligible to receive compensation pursuant to the Non-Employee Director Plan is modified. Presently, certain provisions of the Non-Employee Director Plan cannot be amended more than once every six months except in limited circumstances. The proposed amendments will eliminate this restriction on amending the Non-Employee Director Plan.

        The aggregate number of shares of Common Stock that may be issued pursuant to options granted pursuant to the Non-Employee Director Plan is presently 120,000 shares. The proposed amendment to the Non-Employee Director Plan would increase the number of shares to 600,000. The aggregate number of shares will be proportionately adjusted to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, liquidation or the like of or by the Company.

        Under the Non-Employee Director Plan, non-employee directors are currently entitled to receive $25,000 in common stock. As amended, the non-employee directors will receive options to purchase common stock exercisable in the fair market value of the common stock on the date of grant. An option granted to a participant may not be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder.

        Grants under the Non-Employee Director Plan are grants of non-qualified stock options. The tax effects of the grant and exercise of non-qualified stock options under the Non-Employee Director Plan are the same as those described above under the discussion of the 1997 Plan.

        The Non-Employee Director Plan terminates on August 9, 2003.

        Under Delaware law, the affirmative vote of the holders of a majority of the Company's outstanding common stock is required for approval of the amendment to the Non-Employee Director Plan. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board recommends a vote FOR approval of the amendments to the Non-Employee Director Plan.

PROPOSAL NO. 4

PROPOSAL TO APPROVE THE CONVERSION

Summary of the Transactions with General John T. Chain

        On September 13, 2002, upon the recommendation of the special committee (the "Special Committee") formed to evaluate the investment proposal made by General John T. Chain, Jr., the Chairman of the Board, the Board, with General Chain abstaining, unanimously approved the transactions proposed by General Chain (the "Transactions"), pursuant to which General Chain agreed to loan the Company $2.0 million, in the form of subordinated, convertible debt. The Notes evidencing the debt provide that each Note is convertible only if the stockholders of the Company approve the conversion of the Notes into common stock of the Company (the "Conversion") at the Annual Meeting. If the stockholders do not approve the Conversion at the Annual Meeting, the Notes will not be convertible, interest on the Notes will increase and the Notes will mature on December 31, 2002.

        Please note that the stockholders are being asked to vote on the Conversion only.

        The Transactions in general are not subject to stockholder approval and the Company has already received the first loan from General Chain and issued the first Notes and a warrant (the "Warrant") to General Chain, as further described below.

        The Board requests that you read the following sections titled "Background of the Transactions" and "Description of the Transactions." Additionally, a discussion of the fairness opinion provided by

CBIZ Business Valuation Services ("BVS") to the Board in connection with its evaluation of the Transactions is provided below. Please note that BVS is not making any recommendation to the stockholders as to how the stockholders should vote with respect to the Conversion.

        If the Conversion is approved at the Annual Meeting, and General Chain converts the Notes, he will hold approximately 57.26% of the Company's outstanding common stock. Because Delaware law and the Company's charter and bylaws provide that actions by stockholders require the affirmative vote of the holders of a majority of the Company's outstanding common stock, General Chain will effectively control matters upon which the stockholders of the Company are entitled to vote. If General Chain exercises the Warrant, he could own an additional 15% of the common stock (based on the fully-diluted ownership of the Company as of September 20, 2002), or a total of 60.83% of the Company's outstanding common stock. In addition, for so long as General Chain holds at least 33 1/3% of the Company's outstanding common stock, he will have a right to nominate 60% of the directors to the Board. See "Interests of Certain Persons in the Proposal."

Background of the Transactions

        The operating results and the restructuring of the Company's credit facility in March of 2002, gave rise to concerns about the Company's ability to generate cash flow from operations sufficient to make scheduled debt payments as they became due. On March 29, 2002, the lender restructured the Company's revolving credit facility from $15 million to maximum allowable borrowings of $7.5 million. In connection with the restructuring of the credit facility, the lender waived past covenant violations through March 31, 2002. By March 29, 2002, the Company had obtained $1.1 million in subordinated debt from members of the Board, satisfying the initial subordinated debt or equity infusion required by the covenants of the revolving credit facility. However, the Company determined that it would need additional capital infusions in order to meet working capital needs, including payroll, accounts payable and interest on borrowings.

        In early April, representatives of the Company met with a private capital group in Dallas, Texas. The group presented a letter of interest proposing a loan to the Company in the amount of $1.5 million. The letter requested several restrictions on the Company with regard to total debt of the Company. The investors wanted warrants for one million shares of Common Stock and registration rights, Board representation, "a no shop" provision and paid expenses.

        On April 11, 2002, a telephonic Board meeting was held. Proposals for additional funding were discussed, including the letter of interest from the private capital group, and what effect it would have on the Company's existing stockholders. On April 15 and April 16, 2002, the Board met by telephone to discuss again various funding opportunities and the Audit Committee was requested to review and establish a program for long term financial management. It was discussed that, even though the bank line with the Company's senior lender had been renewed, there was still a need for additional working capital and additional funding in order to comply with the covenants in the loan agreements.

        Throughout the rest of April, 2002, representatives of the Company met with a series of interested outside investors. The initial discussions contemplated that the investors would loan $3.0 million in subordinated debt, which would include warrants for common stock. The Company also sent executive summaries discussing the Company and its financing needs to additional investor groups, however, none of these investors expressed an interest in investing in the Company.

        In early May 2002, representatives of the Company met with a Dallas-based investment fund to discuss an investment in the Company. The Company had an $800,000 tax refund due in approximately 30 days, but the senior lender, which held a lien against the refund would not allow the Company to borrow against it. The Company met with the senior lender several times to discuss if the senior lender would allow an outside third party to loan funds to the Company using the refund for collateral. Proceeding on the assumption that the senior lender might allow use of the refund as collateral by a third party, representatives of the Company held discussions with several third party investors as to a short term lending arrangement using the tax refund as collateral. These arrangements, however, were not necessary because the Company received the refund sooner than anticipated. On May 6, 2002, the Board met by telephone to discuss the letter of interest from the private capital group and three other proposals resulting from discussions in April, which had been presented in previous Board meetings.

        Over the course of the following weeks, representatives of the Company held several conversations with existing stockholders to determine their interest level in either a direct investment into the Company in the form of subordinated debt or their ability to loan funds using the tax refund as collateral. The Company received a revised letter of interest from the investment fund contacted in April, which proposed loaning the Company $2.0 million in convertible debt if the Company could raise an additional $2.0 million in convertible debt. The investment fund required that the loan be secured and would be convertible into shares of a senior preferred stock of the Company. After some discussions and revisions to the letter of interest, the Company entered into a letter of intent with the investment fund to provide additional subordinated debt in three phases. In the first phase, the Company would receive a $0.8 million loan, secured by the Company's income tax refund. Both principal and interest would be due in a lump sum upon receipt of the Company's income tax refund. The Company would issue 600,000 warrants to purchase the Company's common stock, with an exercise price of $1.25. The second and third phases allowed for a minimum investment of $4.0 million on or prior to June 22, 2002, subject to certain collateral and due diligence requirements of the investors. The second phase would provide for additional subordinated debt on an as needed basis, in the form of a note. The second note would include warrants in the amount of the second note, with exercise price of $1.25 of the warrants. The third phase would include subordinated debt in the form of debt with warrants, the terms of which would be negotiated at that time. The letter of interest was subsequently revised so that the investment would be staged and an additional $2.0 million in warrants would be required. The letter of interest also required a rights offering, which the Company determined would be too costly and could not be completed before the Company would need additional funds. On May 8, 2002, the letter of interest was revised again such that it was conditioned on the senior lender agreeing in writing to defer the exercise of its rights in the collateral of the Company in the event of default under the loan facility.

        Also during May, 2002, representatives of the Company met in Los Angeles, California with a New York based investment group that presented a plan to raise $3.0 million in high yield securities of the Company and also had an initial meeting with a potential strategic partner. The discussions with the potential strategic partner dealt with the Company's operations and how it might be compatible with the other company.

        On May 13, 2002, a telephonic meeting of the Board was held to discuss in detail the letter of interest from the investment fund, described above, and the high-yield offering proposal. The Board gave the Company authorization to proceed with negotiations of the two proposals. On May 14, 2002, General Chain loaned the Company $400,000 in subordinated debt to assist the Company with its short term cash flow needs. The Board also discussed the need to issue additional debt or obtain equity necessary to remain in compliance with the covenants of the $7.5 million credit facility and to provide additional liquidity for the Company's operations.

        On May 22, 2002, representatives of the Company met with a foreign consulting firm to discuss a strategic partnership.

        On May 23, 2002, the Board met by telephone to discuss again the letter of interest from the investment fund. It was decided not to pursue the proposal because it contained a number of conditions that the Company could not meet, such as a requirement that the senior lender give up certain collateral securing the credit facility, and proposed an exercise price for the warrants at below-market cost. Additional discussions followed concerning the discussions with the foreign consulting firm and one investor's preliminary indication of interest in acquiring the Company.

        Throughout the months of June and July, representatives of the Company met with a number of potential investors and sent information on the Company to several interested parties. These discussions remained general and exploratory in nature and definitive terms of a possible transaction were not discussed. The Board met in Dallas, Texas on June 18, and by telephone on July 1, July 15 and July 31, 2002 to discuss the various proposals. The representatives of the Company were not able to reach any agreement on the possible terms of a transaction with any of the interested parties. The Board also discussed advisability of obtaining an investment banking firm or financial advisor if and when a fairness opinion should be needed. It was also decided to pursue discussions with any additional interested parties that might be identified. The representatives of the Company met again with the investor proposing a high yield offering, but this financing option was not pursued because the interest rate proposed to the Company and fees associated with the transaction were unacceptable to the Company.

        Throughout the month of August, representatives of the Company had discussions with several interested parties. The parties included both individuals as well as fund managers and strategic investors. The Board was regularly kept apprised of the status of the negotiations with the various interested parties and discussed the Company's liquidity position, the Company's status under the credit facility, and the remaining investment proposals in telephonic meetings held on August 1, August 7, August 14, August 26 and August 29, and at a meeting in Dallas, Texas on August 20, 2002. In addition, preliminary discussions were held with General Chain about additional funding. The terms discussed included an investment of up to $2.0 million in the form of convertible debt or equity. Also, the foreign consulting firm, who contacted the Company in May, met with the Company's senior lender on several occasions to discuss potential financing scenarios, however, the parties were unable to reach an agreement.

        On August 24, 2002, the Board received a draft term sheet from General Chain, proposing an investment that would enhance the Company's short-term liquidity position. The proposal provided for loans to the Company totaling $2.0 million in the form of convertible subordinated debt. With stockholder approval, General Chain would convert the debt into equity at a price to be determined in subsequent negotiations.

        On August 27, 2002, the Company engaged BVS to prepare a letter of opinion as to the fairness, from a financial point of view, to the stockholders of the Company, of a proposed transaction involving a private investment in the Company, such as that proposed by General Chain.

        On August 29, 2000, the Board appointed a Special Committee of the Board, consisting of the independent Board members, Messrs. Freytag, Mathis and Dykes, to evaluate General Chain's proposal.

        On September 3, 2002, the Board held a telephonic meeting and was informed that the foreign consulting group that had been in negotiations with the Company had withdrawn its proposal due to its inability to reach an agreement with the senior lender as to certain terms of an investment. The Board reviewed the term sheet from General Chain proposing a loan in the form of two $1.0 million, 6% subordinated convertible promissory notes, with a warrant to purchase common stock of the Company. Conversion of the notes to common stock would be conditioned on approval of the conversion by the stockholders and receipt of a favorable fairness opinion. The conversion price of the notes would be based on the average closing price during the 30 days preceding the date the Company was delisted from Nasdaq, plus an amount equal to 25% of such average closing price during that time. In addition, General Chain would be granted registration rights, and the Company would enter into a consulting agreement with him.

        On September 9, 2002, the Special Committee met by telephone to discuss the term sheet and propose changes to certain of its terms. Representatives of Jenkens & Gilchrist, counsel to the Company, advised the Special Committee of its fiduciary duties to the Company's stockholders. The Special Committee instructed representatives of the Company to relay the proposed revisions to the term sheet to General Chain.

        The Special Committee held another telephonic meeting on September 11, 2002, to discuss General Chain's revised proposal. The Special Committee agreed on additional revisions to certain terms of the proposal, and the term sheet outlining the proposal was revised several times, based on negotiations with General Chain and his independent legal representative.

        On September 13, 2002, a meeting of the Special Committee was held to review the final offer by General Chain. The Special Committee reviewed the past six months of activity relating to the various investment scenarios reviewed by the Board and reaffirmed that the various other proposals had been withdrawn or the Board had rejected them because none of the proposals were acceptable to both the Board and the senior lender. The Special Committee reviewed the term sheet, discussed it with representatives of Jenkens & Gilchrist, and negotiated final terms with General Chain and his legal counsel. The Special Committee also received and reviewed the fairness opinion submitted by BVS. The Special Committee approved General Chain's proposal and submitted it to the full Board for a vote. The Board, with General Chain abstaining, unanimously approved the proposal and the final term sheet, and authorized the Company's representatives and legal counsel to finalize definitive documents with counsel to General Chain. The Board directed that the conversion of the notes to be issued to General Chain be submitted to the stockholders of the Company for approval.

        After negotiations between the Company, the Company's counsel, the senior lender and its counsel, and General Chain and his counsel, the senior lender agreed to the Transactions and definitive documents relating to the Transactions were executed on September 20, 2002.

        The Company's senior leader, in addition to consenting to the Transactions, agreed to forbear exercising any of its rights and remedies with respect to any defaults under the senior loan documents through November 30, 2002. In addition, the Company, the senior lender and General Chain entered into a subordination agreement (the "Subordination Agreement"), pursuant to which the obligations of the Company to General Chain are subordinated to the Company's indebtedness to the senior lender. The Company may, however make regularly scheduled payments of principal and interest on the Notes.

        Also the Company has reached agreement with its primary lender to restructure the terms of its $7.5 million credit facility. Under the new terms the Company's revolving loan has been increased from $2.5 million to $3.0 million. Monthly payments of principal on the Company's $5.0 million term note have been eliminated and the term loan is now payable in full on September 1, 2003. Additionally, the lender will receive warrants equal to 4% of the common stock outstanding following the conversion of the Notes at an exercise price of $0.30 per share.

Opinion of the Financial Advisor to the Special Committee

        The Special Committee engaged BVS to act as financial advisor to the Special Committee in connection with the Transactions. The Special Committee instructed BVS, in its role as financial advisor, to evaluate the fairness, from a financial point of view, to the stockholders of the Company who are unaffiliated with the Transactions. In connection with this evaluation, the Special Committee authorized BVS to conduct such investigations as BVS deemed appropriate.

        On September 13, 2002, BVS delivered its opinion to the Board and the Special Committee to the effect that, as of that date and based upon matters stated in the opinion, from a financial point of view, the Transactions are fair to the stockholders of the Company unaffiliated with the Transactions.

        No limitations were imposed by the Special Committee upon BVS with respect to the investigations made or the procedures followed by BVS in rendering its opinion, and the Company and the members of its management cooperated with BVS in connection with its investigation. In giving its opinion, BVS did not render any opinion as to the value of the Company and its opinion does not constitute a recommendation to any stockholder as to how the stockholders should vote with respect to the Conversion.

        In assessing the fairness of the Transactions, from a financial point of view, BVS examined several key aspects fundamental to financial fairness. These aspects included:

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  The characteristics of private investments in public entity ("PIPE") transactions;

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  The interest rates associated with the Notes;

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  The recent stock price of the Company;

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  The conversion price of the Notes and the exercise price of the Warrant; and

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  The potential value of the Warrant.

Characteristics of PIPE Transactions

        PIPE transactions involve a non-public investment by an investor or institution into a public company at specified terms with registration rights. Companies usually seek PIPE transactions when other avenues of financing are limited. The form of PIPE investment can consist of an equity line transaction, bridge loan, convertible security, or common stock placement. Some PIPEs are issued at a stock price premium while others are issued at a 10% to 15% discount from the share price.

Interest Rates Associated with Notes

        Based on its analysis of other PIPE transactions, BVS determined that the interest rate of 6% for the Notes, the interest rate on the Note effective prior to the stockholder vote on the Conversion, is reasonable. In comparison, the Company's subordinated debt currently bears an interest rate of prime plus 6%. Likewise, the 18% interest rate that will take effect at the earlier of the maturity date of December 31, 2002, or the date of the Annual Meeting, if the stockholders do not approve the Conversion, appears reasonable and is commensurate with the inherent risks of making an investment in the Company given its recent historical performance and current financial situation. This rate represents the highest rate authorized by Texas state law.

Current Stock Price of the Company

        BVS examined the Company's historical stock price in terms of volatility, trading volumes, and stock returns versus other comparable companies. In addition, because the common stock is thinly traded and highly volatile, BVS attempted to confirm the market value of the common equity and the recent stock price.

  Stock Price Characteristics

        The Company's stock price traded as high as $7.75 during the third quarter of 2001, however it has consistently declined each quarter since then. As of September 6, 2002, the common stock was trading at $0.20 per share. The volatility of the stock price as of September 6, 2002 was significantly greater than 100% based on the annualized standard deviation of the Company's stock price. The three-month average daily trading volume at the end of August 2002 was approximately 26,000 shares. Total outstanding common equity shares prior to the date of the Note and Warrant Purchase Agreement (the "Agreement") were 4.19 million.

  Discounted Cash Flow Analysis

        The discounted cash flow (DCF) approach to value, a form of the income approach, is based on the premise that the value of the business enterprise is the present value of the future economic income to be derived by the owners of the business. Theoretically, the income approach is the most appropriate approach because it reflects the value of the expected future cash flows of the business. A discounted cash flow analysis, unlike other valuation analyses, can capture several important technical aspects of the business such as levels of future investment in fixed assets and working capital, changing margins, or the terms of finite-life contracts. The discounted cash flow approach requires the following: revenue analysis, expense analysis, depreciation and capital spending analysis, working capital analysis, cost of capital analysis, and residual value analysis.

  The "Base Case"

        In the base case analysis, BVS reviewed management's forecast of the Company's revenues, profitability, net working capital and capital expenditures. In addition, BVS examined comparable companies including First Consulting Group, Provant, Braun Consulting, and DiamondCluster to assess the reasonableness of the financial projections.

        BVS used a range of discount rates that BVS believes reflects the significant risk the Company faces due to liquidity and financial issues. Despite the long operating history of the Company, BVS believes that the Company faces significant risks due to its significant operating losses and general economic conditions. As a result, BVS utilized a range of 20% to 25% as a required rate of return in the DCF method.

  Discounted Cash Flow Method Conclusions

        BVS's indication of value was between $0.12 and $0.41 per common equity share under the discounted cash flow method. The discounted cash flow method was modeled on a control basis and therefore this range represents a controlling interest for the common equity. The conversion price of the Notes and the exercise price of the Warrant (together, the "Prices") both fall within this range.

Conversion Price of Notes and Warrant

        The conversion price of the Notes is $0.375 and the exercise price of the Warrant is $0.30. The recent price of the Company's common stock had been approximately $0.20 at the time of BVS's analysis. This indicates a premium of 88% and 50% above the stock price for the conversion price and exercise price of the Notes and Warrant, respectively. As mentioned earlier, some PIPE transactions are issued at a stock premium, while others are priced at a 10% to 15% discount. At recent price levels for the common stock, the Prices are accretive and therefore BVS believes the Transactions to be fair to the stockholders unaffiliated with the Transactions.

Potential Value of the Warrant

        BVS employed a Black-Scholes model that accounts for the fact that the Warrant requires the Company to issue additional common equity shares. On September 20, 2002, the Company had approximately 4.19 million shares outstanding. The Agreement allows General Chain to exercise the Warrant and receive 869,798 shares of common stock.

        BVS tested the sensitivity of its value analysis of the Warrant by varying the assumptions for time to expiration and volatility. BVS used a range of one to five years for the time to expiration and one to two standard deviations for its volatility estimate. Other assumptions are as follows: (1) the exercise price of the Warrants is $0.30; (2) risk free rate of interest is 3.29%; and (3) the current stock price of $0.20.

        Based on these assumptions, a Black-Scholes analysis indicates the total value of the Warrants to be in the range of $50,000 to $170,000.

Conclusion

        In examining the issue of whether the Transactions are fair, from a financial point of view, to the stockholders of the Company unaffiliated with the Transactions BVS considered several issues including:

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  The characteristics of PIPE investments;

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  The interest rates associated with the Notes;

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  The recent stock price of the Company;

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  The conversion price of the Notes and the exercise price of the Warrant; and

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  The potential value of the Warrant.

        BVS has considered the Transactions in light of other PIPE transactions. The financial terms outlined in the Agreement, the Notes and the Warrant are reasonable in comparison to those terms and conditions outlined in other PIPE agreements. As mentioned previously, it is not uncommon for a PIPE investment to occur at a discount to share price value. In the case of the Transactions, a premium is being offered. In addition, it is not uncommon for PIPE transactions to take the form of convertible debt with attached warrants.

        Given the seriousness of the Company's financial and liquidity issues and the resulting lack of funding alternatives, BVS believes that the transaction is fair, from a financial point of view, to the stockholders unaffiliated with the Transactions. BVS believes both the 6% interest rate and 18% rate upon the earlier of the date of the Annual Meeting, if the stockholders do not approve the Conversion or the maturity date of the Notes, is commensurate with the risk of the investment.

        BVS also performed an analysis of the Warrant. BVS estimated a range of value between $50,000 and $170,000, based on Black-Scholes modeling. BVS believes that this range of value is reasonable in the context of the Transactions.

        The discounted cash flow analysis indicates a range of value between $0.12 and $0.41 per share of common stock. Since the conversion price of the Notes ($0.375) and the exercise price of the Warrant ($0.30) represent a premium compared to the Company's recent stock price of $0.20 and are also within the range of value determined in the discounted cash flow analysis, BVS believes the conversion price of the Notes and exercise price of the Warrant reasonable.

        As a result, after consideration of numerous factors, BVS believes the Transactions are fair, from a financial point of view, to the stockholders unaffiliated with the Transactions.

        In reaching its opinion and conducting its analysis, BVS did not assume any responsibility for independent verification of any of the information provided to it by the Company's management and relied upon it as being complete and accurate in all material respects. BVS was not requested to, and did not make, an independent evaluation or appraisal of any assets or liabilities, contingent or otherwise, of the Company, nor was BVS furnished with any such evaluation or appraisal. BVS also assumed that all of the information, including the projections provided to BVS by the management of the Company was prepared in good faith, based upon reasonable estimates and reflects the best judgment of the management of the Company as to the future financial performance of the Company, based upon the historical performance and estimates and assumptions that were reasonable at the time made. BVS's opinion is based on economic, monetary and market conditions existing on the date of the opinion.

        The summary set forth above does not purport to be a complete description of either the analyses or presentations to the Special Committee by the financial advisor. BVS believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors considered by it, without considering all factors and analyses, could create an incomplete view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. In its analyses, BVS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in the opinion are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth in the opinion. Estimates of value do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, neither the Company, BVS, nor any other person assume responsibility for their accuracy.

        The Special Committee selected BVS as its financial advisor because BVS is a recognized financial advisory firm that regularly engages in the valuation of companies and their securities in connection with transactions of this type. According to the terms of its engagement, it was agreed that BVS would receive a fee of approximately $44,500 for its services for the Special Committee. The Company also agreed to indemnify BVS and its controlling persons against liabilities and expenses relating to or arising out of the consummation of the consolidation, including liabilities under United States federal securities laws. The indemnification for liabilities under United States federal securities laws may not be enforceable as being against public policy.

        The full text of BVS's written opinion to the Special Committee, dated September 13, 2002, which sets forth the assumptions made, matters considered, and limitations of the review by BVS is attached as Appendix C to this Proxy Statement and is incorporated by reference in its entirety in this document. The above summary highlights aspects of BVS's opinion and is not intended to be complete. The Board urges you to read the full text of the opinion carefully and in its entirety. BVS has consented to inclusion of its written opinion in this document. BVS's opinion is directed to the Special Committee, covers only the fairness of the Transactions, from a financial point of view, to the stockholders of the Company that are not affiliated with the Transactions, as of the date of the opinion and does not constitute a recommendation to any stockholders as to how a stockholder should vote on the Conversion at the Annual Meeting.

Description of the Transaction Documents

        The following is a brief description of the documents executed in connection with the Transactions, including the Agreement, the Notes, the Warrant and the Registration Rights Agreement (the "Registration Rights Agreement"), each of which was filed as an exhibit to the Company's Form 8-K, filed the Securities and Exchange Commission (the "SEC") on October 3, 2002.

  The Agreement and the Notes

  General

        Pursuant to the Agreement, General Chain agreed to provide a total of $2.0 million to the Company in exchange for the two Notes, each in an aggregate principal amount of $1.0 million. The initial Note was issued on September 20, 2002 and the second Note will be issued on or about October 31, 2002. Each Note bears interest at the annual rate of 6%.

  Conversion

        Each Note will be automatically convertible if the stockholders approve the Conversion, into shares of common stock of the Company, at a conversion rate of $ 0.375 per share. The conversion price represents a 25% premium over the average trading price of the Company's common stock for the 30 days prior to August 27, 2002, the date that the Company's common stock was delisted from NASDAQ. That average trading price was $0.30. The Notes will not, however, be convertible into common stock unless the stockholders of the Company approve the Conversion at the Annual Meeting. If the stockholders do not approve the Conversion at the Annual Meeting, the Notes will mature on December 31, 2002 and the interest rate will increase to the greater of 18% per year or the highest rate of interest permitted by applicable law. However, pursuant to the Subordination Agreement, even though the Notes will be due on December 31, 2002, if the stockholders do not approve the Conversion, the Notes are subordinated in right to payment to the Company's indebtedness to the senior lender and, pursuant to the Subordination Agreement, General Chain may not demand or receive any discharge or release of the Company's obligations under the Notes.

  Consulting Agreement

        Pursuant to the Agreement, if the Notes are converted to common stock, the Company will enter into a two-year consulting agreement (the "Consulting Agreement") with General Chain for the provision of marketing and sales consulting services, the terms of which shall be mutually agreed upon by the Company and General Chain if the Conversion is approved at the Annual Meeting. The

Consulting Agreement will not be cancelable without cause, and General Chain will be paid, beginning in 2003, an annual consulting fee of $100,000, payable quarterly (at the end of each quarter), in return for the services he provides under the Consulting Agreement.

  Indemnification; Termination; Break-up Fee

        The Agreement also provides that the Company will indemnify General Chain against any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fees and expenses incurred by General Chain resulting from, relating to or constituting any (a) misrepresentation or breach of warranty of the Company contained in the Agreement, (b) failure to perform any covenant or agreement of the Company contained in the Agreement, (c) the Transactions, or (d) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the above.

        In addition, the Agreement also provides that the Board may consider and accept another proposal, should one arise prior to the date of the mailing of this Proxy Statement, if the Board by, a majority vote of its directors (with General Chain abstaining), in the exercise of their fiduciary duty and in their good faith judgment (after consultation with its outside counsel and financial advisors), after taking into account all relevant factors, including any conditions to the alternative proposal, the form of consideration contemplated by the alternative proposal, the timing of the closing, the risk of nonconsummation, the ability of the person making the alternative proposal to finance the proposed transactions contemplated and any required filings or approvals, to be more favorable to the stockholders of the Company than the Transactions and the Conversion (or any revised proposal made by General Chain).

        If the Board accepts an alternate proposal, the Company has agreed to pay General Chain a "break-up fee" in the amount of $100,000, and will reimburse General Chain for his reasonable expenses incurred in connection with the Transactions.

  The Warrant

        In connection with the issuance of the first Note, the Company agreed to issue to General Chain the Warrant, pursuant to which he may purchase up to 869,798 shares of the Company's common stock, at an exercise price of $0.30 per share, which represents approximately 15% of the Company's outstanding common stock on the date the Warrant was issued, the outstanding amount of stock options granted on the date the Warrant was issued and the potential effect of warrants available to the senior lender in the form of an amendment fee related to the Company's credit facility. The Warrant will expire five years from the date of issuance.

        The exercise price and the number of shares issuable upon exercise of the Warrant will be adjusted for stock splits, combinations and similar events. The exercise price will also be adjusted, pursuant to a "full ratchet" antidilution provision, so that, if the Company issues any securities of the Company at a purchase price of less than $0.30, the exercise price of the Warrant will be reduced to that lesser price. As a result, if the Company sells securities for less than $0.30, the Warrant will still represent the right to purchase shares of the Company's common stock representing 15% of the Company's outstanding common stock, including the additional securities issued.

  The Registration Rights Agreement

        As part of the Transactions, the Company has agreed to grant General Chain registration rights with respect to any shares of common stock he may own. Under the Registration Rights Agreement, General Chain will have one "demand" registration right, which means that he can request that the Company register the shares with the SEC. General Chain will also have unlimited "piggy-back" registration rights, pursuant to which he may register shares of common stock along with the Company, if it were to register additional shares with the SEC. If the Company is eligible to use a "shelf registration," General Chain has unlimited registration rights with respect to such shelf registrations. The Company will pay the expenses of the registrations on General Chains behalf, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals. The Registration Rights Agreement contains customary indemnification, contribution and "lock-up" provisions.

  Amendment to the Company's Rights Agreement

        The Company has a rights plan in place, pursuant to which, if certain persons acquire more than 15% of the outstanding common stock of the Company, the Company's stockholders may exercise a "right" to purchase shares of additional shares of common stock. If the 15% threshold is crossed, the rights are triggered and each stockholder may purchase $200 in value of common stock for $100. The effect of the rights plan is to give the Board the opportunity to negotiate with potential third party acquirors in the event that an attempt is made to take over the Company.

        Because the issuance of common stock to General Chain under the Warrant or the Notes (subject to stockholder approval) would trigger the rights, the Board approved an amendment to the Rights Agreement governing the rights plan, to exempt the Transactions from the rights plan. The amendment to the Rights Agreement was adopted on September 13, 2002.

Vote Required; Recommendation

        Under Delaware law, the affirmative vote of the holders of a majority of the Company's outstanding common stock is required for approval of the Conversion. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

The Board recommends a vote FOR approval of the Conversion.

Interests of Certain Persons in the Conversion

        When considering the recommendation of the Board to vote in favor of the Conversion, stockholders of the Company should be aware that General Chain has interests in the Conversion that are different from the other stockholders of the Company. These interests are described below.

        If the Conversion is approved at the Annual Meeting, and General Chain converts the Notes, he will hold approximately 57.26% of the Company's outstanding common stock. If he also exercises the Warrant, he would hold approximately 60.83% of the Company's outstanding common stock.

        Because Delaware law and the Company's charter and bylaws provide that actions by stockholders require the affirmative vote of the holders of a majority of the Company's outstanding common stock, General Chain will effectively control matters upon which the stockholders of the Company are entitled to vote including, but not limited to:

  •
  the election of directors;

  •
  the adoption of amendments to the Company's Certificate of Incorporation and Bylaws;

  •
  the approval of mergers and other significant corporate transactions.

        This voting control could make it more difficult for a third party to acquire control of the Company, even if that change of control might be beneficial to the Company's stockholders.

        In addition, for so long as General Chain holds at least 33 1/3% of the Company's outstanding common stock, he will have a right to nominate, subject to stockholder approval of those nominees at each Annual Meeting, 60% of the members of the Board.

        If the stockholders approve the Conversion and General Chain converts the Notes, the Company will enter into the Consulting Agreement with General Chain. See "Description of the Transaction Documents—Consulting Agreement."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of September 23, 2002, by (1) each director and named executive officer of the Company, (2) all officers and directors of the Company as a group, and (3) all persons who are known by the Company to be beneficial owners of 5% or more of the Company's outstanding common stock.

Name and Address of Beneficial Owner	Shares Owned(1)		Percent of Class
John T. Chain, Jr.	127,520	(2)	3.0
Richard A. Freytag	33,956	(3)	*
James E. Dykes	24,965	(4)	*
David B. Mathis	27,781	(5)	*
John R. Hamann	121,000	(6)	2.9
James T. Taylor	15,000	(7)	*
Jimmy C. Houlditch	38,642	(8)	*
G. Toby Marion	20,000		*
All officers and directors as a group (8 persons)	408,864	(9)	9.8
Edward P. Evans 712 Fifth Avenue New York, NY 10019	479,018		11.4
Douglas L. Barton 1531 Ridge Road Belmont, CA 94002	300,579		7.2

*
Indicates less than one percent (1%).

(1)
Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined according to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The amounts shown in the table include shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002. Except as otherwise noted, the address of the named individuals is 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039-3714.

(2)
Includes 11,932 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(3)
Includes 7,077 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(4)
Includes 4,854 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(5)
Includes 10,902 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(6)
Includes 100,000 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(7)
Includes 15,000 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(8)
Includes 31,642 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

(9)
The amount shown includes a total of 181,407 shares of common stock issuable upon exercise of outstanding options exercisable within 60 days of September 23, 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the total compensation paid or accrued by the Company for services rendered during each of the three years ended December 31, 2001, to (1) the Company's then-current Chief Executive Officer and (2) the four other most highly compensated executive officers (collectively, the "named executive officers") whose total cash compensation for the year ended December 31, 2001 exceeded $100,000.

		Annual Compensation					Long-Term Compensation Awards
Name & Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options	All Other Compensation
John R. Hamann, President, Chief Executive Officer	2001	412,467	212,500	(1)	16,467	(2)	100,000	276,088	(4)
James T. Taylor Vice President and CFO	2001	187,500	90,000		6,000	(2)	105,000	1,050	(5)
Ian L.T. Conn, Chairman, Asia/Pacific Region(8)	2001 2000 1999	250,000 — 208,133	80,000 — 24,133	(7)	47,500 — 27,708	(3) (3)	5,110 — —	115,656 — 5,000	(6) (5)
Philip J. Lovell, President, Europe Region	2001 2000 1999	279,529 214,285 200,000	93,890 142,000 —		— — —		32,456 32,556 —	— — —
Jimmy C. Houlditch, President, N. American Region(8)	2001 2000 1999	396,808 — —	150,000 — —	(7)	7,200 — —	(2)	51,642 — —	— — —

(1)
Represents bonus paid to Mr. Hamann for the first year of his term as Chief Executive Officer. Such bonus was guaranteed under Mr. Hamann's employment agreement.

(2)
Represents car allowances for the benefit of the named executive officers.

(3)
Represents cost of living allowance.

(4)
Consists of relocation costs paid by the Company of $161,321 for real estate closing costs, $81,126 of housing expense related to a former residence, $17,126 of loan interest forgiveness and $13,185 of other relocation expense. In addition, $2,280 with respect to term life insurance for the benefit of such officer that was paid by the Company and $1,050, which represents the Company's contribution to such officers account under the Company's 401(k) Plan.

(5)
Represents the Company's contribution to such officer's account under the Company's 401(k) Plan.

(6)
Represents fringe benefits related to housing rental and automobile lease.

(7)
Represents bonus paid in 2001 for performance achieved in 2000.

(8)
No information is provided for the fiscal years in which Mr. Conn and Mr. Houlditch either did not serve as executive officers of the Company or their cash compensation for such years was not among the four most highly compensated executive officers.

Stock Option Grants

        The following table provides information concerning the grant of stock options during the year ended December 31, 2001 to the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)	Expiration Date
					5%		10%
John R. Hamann	100,000	67.62	7.1875	1/12/11		(3)			(3)
James T. Taylor	30,000 75,000	20.28 33.65	5.4065 2.3900	3/01/11 12/14/11	$83,409.26	(3)	$ $	5,101.39 238,990.97
Jimmy C. Houlditch	100	0.07	1.0900	8/20/11	$241.21			$448.65

(1)
These options generally vest with respect to 20% of the shares issuable thereunder on the date of grant and 20% annually thereafter, with incremental monthly vesting.

(2)
Potential realizable value is the amount that would be realized upon exercise by the named executive officer of the options immediately prior to the expiration of their respective terms, assuming the specified compound annual rates of appreciation on the Company's common stock over the respective terms of the options. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall market conditions. There can be no assurances that the potential values reflected in this table will be achieved.

(3)
For purposes of this table, the value of the Common Stock is $2.15 per share, the average high and low sale prices of the Common Stock on December 31, 2001 as reported on the NASDAQ National Market System. Applying the appreciation percentages resulted in no realizable value for these option grants.

Option Exercises and Holdings

        The following table provides information related to the number of shares received upon exercise of options, the aggregate dollar value realized upon exercise and the number and value of options held by the named executive officers of the Company at December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND
FISCAL YEAR-END OPTION VALUES

		At December 31, 2001
Name	Shares Acquired on Exercise	Number of Securities Underlying Unexercised Options Exercisable/Unexercisable	Value of Unexercised In-The-Money Options Exercisable/Unexercisable(1)
John R. Hamann	—	0 / 100,000	(2)
James T. Taylor	—	10,500 /105,000	(2)
Ian L.T. Conn	—	5,360 / 5,360	(2)
Philip J. Lovell	—	13,123 / 32,456	(2)
Jimmy C. Houlditch	—	31,142 / 51,642	(2)

(1)
For purposes of this table, the value of the common stock is $2.15 per share, the average of the high and low sale prices of the common stock on December 31, 2001 as reported on the NASDAQ National Market System.

(2)
Less than $1,000.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,221,007	$6.17	2,223,460	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,221,007	$6.17	2,223,460

(1)
These plans include the Thomas Group, Inc. 1997 Stock Option Plan and the Thomas Group, Inc. Amended and Non-Employee Director Plan.

(2)
Assumes approval of the plan amendments to the 1997 Plan and the Non-Employee Director Plan at the Annual Meeting.

Employment Agreements of Certain Executive Officers

        The Company employs Mr. Hamann under an employment agreement dated January 12, 2001. Mr. Houlditch is employed by the Company under an employment agreement dated August 12, 1996. Mr. Marion is employed by the Company under an employment agreement dated January 14, 2002.

        Other than Mr. Hamann, the employment agreement for each of the named executive officers provides for base compensation, with each of such officers' base compensation potentially adjusted by the Compensation Committee of the Board of Directors (the "Board"). Incentive awards are based on consolidated corporate performance and, for regional presidents, individual region performance. All stock options granted under such officers' employment agreements will have exercise prices equal to the market price per share of the common stock on the date of grant, and will expire 10 years from date of grant. The agreements may be terminated at will by the employee or the Company for any reason not expressly prohibited by law. In addition, each agreement contains non-competition, non-solicitation and confidentiality covenants.

        Mr. Hamann's employment agreement has a three-year term. Mr. Hamann's employment agreement may be terminated by the Company with or without cause, by Mr. Hamann upon the disability of Mr. Hamann, upon the occurrence of a "Change in Control" of the Company or with or without "Good Reason." A "Change in Control" is defined as the occurrence of any of the following events: (1) a third party acquires securities representing 40% or more of the Company's common stock or the combined voting power of the Company's outstanding securities, (2) the number of directors of the Company as of the date of the employment agreement, plus the number of directors approved by two-thirds of those initial directors (or their approved successors) cease to constitute, in the aggregate, a majority of the members of the Board, (iii) certain reorganizations, consolidations or mergers involving the Company, or (4) a dissolution or liquidation of the Company in certain circumstances. "Good Reason" is defined to include: (1) Mr. Hamann's decision to terminate his employment under this agreement if the Company or any successor commits any material breach of this agreement, and (2) significant diminution of Mr. Hamann's base salary or work responsibilities. In the event of the termination of Mr. Hamann by the Company without cause, by Mr. Hamann with Good Reason, upon the disability of Mr. Hamann, or upon a Change in Control, any of Mr. Hamann's stock options that are not fully vested will become fully vested and immediately exercisable. Mr. Hamann is also entitled to a lump sum cash payment in an amount equal to 1.5 times Mr. Hamann's then-current base compensation, plus 18 months of incentive compensation at the target incentive compensation of 50% of base compensation. In the event the Company terminates Mr. Hamann's employment agreement with cause or by Mr. Hamann without Good Reason, Mr. Hamann is entitled to (1) reimbursement for expenses incurred prior to termination, (2) the payment of bonuses or incentive compensation that has become due and payable on or before the date of termination, and (3) to exercise any vested but unexercised stock options for a period of 90 days. If Mr. Hamann's employment had been terminated without cause as of January 1, 2002, Mr. Hamann would have been entitled to receive severance payments of approximately $1.5 million. Mr. Hamann's employment agreement also contains non-competition, non-solicitation and confidentiality covenants.

Directors' Compensation

        With the exception of the Chairman of the Board, each non-employee director serving for the entirety of calendar year 2001 earned fees of $18,750 in cash plus shares of common stock of the Company having a value of $25,000. Gen. Chain, Chairman of the Board, earned director fees of $37,500 in cash plus shares of common stock of the Company having a value of $50,000. In addition, all directors were reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. No additional amounts are payable for committee participation or special assignments. Directors who are employees of the Company did not receive any compensation in their capacity as directors. Effective October 1, 2001, the cash fee portion of non-employee director compensation was eliminated.

Compensation Committee Interlocks and Insider Participation

        Compensation decisions with respect to the executive officers of the Company are made by the Committee, which is comprised of Mr. Dykes, General Chain, Mr. Freytag, Mr. Caffrey until his resignation August 29, 2002, and Mr. Mathis. From July 1997 to July 1998, Mr. Dykes served a one-year appointment as Executive Vice President of Corporate Development for the Company.

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee (the "Committee") consists of Board members who are "disinterested persons" as that term is defined in the Exchange Act, and who are "outside directors" under the Internal Revenue Code of 1986, as amended.

Compensation Philosophy

        The Committee works with senior management to develop and implement the Company's executive compensation philosophy. Generally, the Company's philosophy on executive compensation has been to provide a base cash compensation and to provide additional incentive compensation in the form of cash bonuses and grants of options based on the realization of stated objectives, expected to result in improvements in total stockholder return. Stated another way, the Company's executive compensation policy is based on pay-for-performance.

Executive Compensation

        During 2001, Mr. Hamann, the Company's Chief Executive Officer, received base compensation related primarily to competitive factors and the level of his responsibilities. Also during 2001, Mr. Hamann received incentive compensation in the amount of $212,500. The incentive compensation, which represents incentive compensation for the first year of his term as Chief Executive Officer, was guaranteed under his employment agreement with the Company.

        Effective January 1, 1999, the Company adopted an Executive Incentive Compensation Plan covering the Chief Executive Officer, the Chief Financial Officer and the Regional Presidents. Under this plan, financial performance measures were to be set at the beginning of each fiscal year. For each fiscal year since 1999 performance for each participant was measured by the amount of revenue generated and the return on revenue.

        The plan was modified, such that the incentive awards for the Chief Executive Officer and Chief Financial Officer were based solely on consolidated corporate performance for each measure. The incentive awards for the Regional Presidents were based on consolidated corporate performance and individual regional performance, weighted equally. Each plan participant had to meet a minimum threshold level of performance on both measures before any award could be paid to the participant. The Committee made an award of incentive compensation to certain Regional Presidents based on the achievement of the revenue and return on revenue objectives, and an earnings per share objective agreed upon by the Committee.

        The Committee endorses the view that equity ownership by management is beneficial in aligning management and stockholders' interests in the enhancement of stockholder value. The Company's equity-based compensation plans facilitate equity ownership by management.

        In granting stock options under the Company's stock option plans, the Committee considers the total number of shares available for future grants, prior grants outstanding and estimated requirements for future grants. Option grants to management, with the exception of grants to the Chief Executive Officer, generally are proposed to the Committee by the Chief Executive Officer. The Committee then discusses with the Chief Executive Officer his proposals and recommendations, each participant's position and scope of responsibilities, the strategic and operational goals of the Company, and the expected future performance of each participant to achieve these goals. Awards granted to the Chief Executive Officer are determined separately by the Committee based on the same criteria as grants to other management, as well as the Committee's perception of the Chief Executive Officer's expected future contributions to the Company's achievement of its long-term performance goals.

        As the Company moves forward in its efforts to create stockholder value in the years ahead, the Committee will continue to review, monitor and evaluate the Company's program for executive compensation to ensure that it is internally effective in support of the Company's strategy, is competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company's objectives, and appropriately rewards the creation of value on behalf of the Company's stockholders.

Respectfully submitted,
Compensation Committee
James E. Dykes, Chairman
Gen. John T. Chain, Jr.
Richard A. Freytag
David B. Mathis

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board and operates pursuant to a formal written charter that was adopted by the Board in August 1999. The Audit Committee charter provides that the Committee shall have at least three directors, all of whom are independent of management. Each of Messrs. Freytag, Chain, Mathis and Caffrey until his resignation August 29, 2002, is independent, as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. Mr. Dykes served a one-year appointment as Executive Vice President of Corporate Development for the Company from July 1997 to July 1998. The Board has determined that, in its opinion, Mr. Dykes is independent of management and has no relationship that would interfere with the exercise of his independent judgment as a member of the Audit Committee. In reaching its determination, the Board took into account the brevity of Mr. Dykes' tenure as an officer of the Company, his previous service as an independent director, and the fact that more than two years have passed since he was an officer of the Company.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for conducting an audit and based on that audit, expressing an opinion on the Company's consolidated financial statements.

        In this context, the Audit Committee has reviewed the audited consolidated financial statements and the quarterly condensed consolidated financial statements for 2001, and has discussed the financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors their independence from the Company and its management. Additionally, the Audit Committee has recommended to the Board the selection of Ernst & Young LLP ("Ernst & Young") for the audit of the 2002 financial statements.

        Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

        Based on the Audit Committee's discussions with management and Ernst & Young, the Audit Committee's review of the representations of management, and the report of Ernst & Young, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

Respectfully submitted,
Audit Committee
Richard A. Freytag, Chairman
Gen. John T. Chain, Jr.
James E. Dykes
David B. Mathis

COMPARISON OF TOTAL STOCKHOLDER RETURNS

        The following graph sets forth the Company's total stockholder return as compared to The NASDAQ Stock Market (US) Index and an index of companies having a market capitalization of $5.0 million to $20.0 million, over the period beginning January 1, 1997 and ending December 31, 2001. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, The NASDAQ Stock Market (US) Index and the index of companies having a market capitalization of $5.0 million to $20.0 million. The Company has chosen an index of companies having a market capitalization of $5.0 million to $20.0 million for the following reasons: this is the historical market capitalization range for the Company's Common Stock, the stock price performance for companies in that range tends to react to market forces in a similar fashion, and the Company has no true public company peer group.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG THOMAS GROUP, INC.,
THE NASDAQ STOCK MARKET (US) INDEX AND PEER GROUP INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Thomas Group, Inc.	100.00	138.89	113.89	125.00	56.90	25.00
Peer Group Index	100.00	95.18	65.10	92.88	26.77	14.00
NASDAQ Market Index	100.00	122.32	172.52	304.29	191.25	152.46

Assumes $100 Invested on January 1, 1997
Assumes Dividend Reinvested Through December 31, 2001

CERTAIN TRANSACTIONS

        During 2001, the Company advanced Mr. Hamann $0.5 million, pursuant to a promissory note due November 2, 2001. The promissory note was paid in full prior to the due date. In March of 2002, the Company issued promissory notes to General Chain and Mr. Hamann in the amount of $1.0 million and $92,000, respectively. These promissory notes bear interest at the prime rate plus 6% and have a two-year term. Interest is payable semi-annually on October 1 and April 1 of each year and the entire principal of these notes, plus any accrued interest is due in full in April 2004.

SECTION 16(a) REPORTING

        Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish to the Company copies of such reports. Based solely on the review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely, except for: one Form 4 for Mr. Freytag relating to an open market acquisition of the Company's common stock in December 2001, one Form 4 for Mr. Roger Crabb, a former officer of the Company, relating to an open market acquisition of the Company's common stock in April 2001, one Form 4 for Mr. Houlditch relating to an open market acquisition of the Company's common stock in August 2001, and two Form 4s for Mr. Hamann relating to five open market acquisitions of the Company's common stock, four in August 2001 and one in December 2001. All of such Form 4s were inadvertently filed late, and information relating to these transactions was set forth in Form 5s filed with the SEC in February 2002.

INDEPENDENT AUDITORS

        The firm of Ernst & Young, independent auditors, has been selected by the Board to serve as the Company's auditors for the fiscal year ending December 31, 2002. A representative of Ernst & Young is expected to be present at the Annual Meeting in order to make a statement if he so desires and to respond to appropriate questions.

        Audit Fees.    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $148,700.

        All Other Fees.    All other fees billed by Ernst & Young LLP for 2001 totaled $244,815, for audit-related services such as accounting consultations and tax services.

STOCKHOLDER PROPOSALS

        In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for its Annual Meeting of Stockholders to take place in 2003, such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, and must be received at the Company's offices at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas, 75039-3714, Attention: Secretary, by May 1, 2003.

        The Company's Bylaws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 30 nor more than 60 days prior to an annual meeting. The Company expects to hold its 2003 Annual Meeting on or about August 20, 2003. Assuming that it is held on schedule, the Company must receive notice of a stockholder's intention to introduce a nomination or other item of business at that meeting between June 20 and July 21, 2003. If notice is not received within those dates, or if other requirements of the SEC rules are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies if those matters are raised at the meeting.

        The Bylaw provision also requires that any such notice set forth, among other things, the name and address of the stockholder giving the notice, as it appears on the Company's books and records, and the class and number of shares of capital stock of the Company owned by such stockholder. Such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board. Such notice must also be accompanied by the written consent of the person being nominated to the naming of that person in the proxy statement for such year's Annual Meeting as a nominee and to serve as a director if elected. The chairman of the annual meeting shall, if facts warrant, determine and declare to the annual meeting that a nomination has not been made in accordance with these procedures and if the chairman should so determine, he or she shall so declare to the annual meeting and the defective nomination shall be disregarded. No stockholder has nominated a candidate for election to the Board at the Annual Meeting.

SOLICITATION OF PROXIES

        The Company will pay the expenses of this proxy solicitation. In addition to the solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

OTHER MATTERS

        The Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which includes financial statements, is enclosed with this Proxy Statement. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

        A copy of the Company's Annual Report on Form 10-K will be furnished at no charge to each person to whom a proxy statement is delivered upon receipt of a written request of such person addressed to Thomas Group, Inc., 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas 75039-3714, telephone (972) 869-3400. The Company will also furnish such Annual Report on Form 10-K to any "beneficial owner" of such securities at no charge upon receipt of a written request, addressed to the Company, containing a good faith representation that, at the record date, such person was a beneficial owner of securities of the Company entitled to vote at the Annual Meeting. Copies of any exhibit to the Form 10-K will be furnished upon the payment of a reasonable fee.

        The Board is not aware of any matter, other than the matters described above, to be presented for action at the Annual Meeting. However, if any other proper items of business should come before the Annual Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

        Information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

        Please mark, sign, date and return the proxy card at your earliest convenience in the enclosed return envelope. No postage is required if the proxy card is mailed in the United States. A prompt return of your proxy card will be appreciated, as it will save the expense of further mailings.

By Order of the Board of Directors,

JOHN R. HAMANN President and Chief Executive Officer
Irving, Texas October 1, 2002

ANNEX A

THOMAS GROUP, INC.

1997 STOCK OPTION PLAN

TABLE OF CONTENTS

ARTICLE 1	PURPOSE	A-2
ARTICLE 2	DEFINITIONS	A-2
ARTICLE 3	ADMINISTRATION	A-4
ARTICLE 4	ELIGIBILITY	A-5
ARTICLE 5	SHARES SUBJECT TO PLAN	A-5
ARTICLE 6	GRANT OF AWARDS	A-6
6.1	In General	A-6
6.2	Maximum ISO Grants	A-6
ARTICLE 7	OPTION PRICE	A-6
ARTICLE 8	AWARD PERIOD; VESTING	A-6
8.1	Award Period	A-6
8.2	Vesting	A-7
ARTICLE 9	TERMINATION OF SERVICE	A-7
9.1	Death	A-7
9.2	Retirement	A-7
9.3	Disability	A-7
9.4	Leave of Absence	A-7
ARTICLE 10	EXERCISE OF INCENTIVE	A-7
10.1	In General	A-7
10.2	Disqualifying Disposition of ISO	A-8
ARTICLE 11	AMENDMENT OR DISCONTINUANCE	A-8
ARTICLE 12	TERM	A-9
ARTICLE 13	CAPITAL ADJUSTMENTS	A-9
ARTICLE 14	RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE IN CONTROL	A-9
ARTICLE 15	LIQUIDATION OR DISSOLUTION	A-10
ARTICLE 16	INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER CORPORATIONS	A-10
ARTICLE 17	MISCELLANEOUS PROVISIONS	A-11
17.1	Investment Intent	A-11
17.2	No Right to Continued Employment	A-11
17.3	Indemnification of Board and Committee	A-11
17.4	Effect of the Plan	A-11
17.5	Compliance With Other Laws and Regulations	A-11
17.6	Tax Requirements	A-11
17.7	Assignability	A-12
17.8	Use of Proceeds	A-12

THOMAS GROUP, INC.

1997 STOCK OPTION PLAN

        The name of the plan is the THOMAS GROUP, INC. 1997 STOCK OPTION PLAN (the "Plan"). The Plan was adopted by the Board of Directors of THOMAS GROUP, INC., a Delaware corporation (hereinafter called the "Company"), effective as of April 3, 1997.

ARTICLE 1
PURPOSE

        The purpose of the Plan is to attract and retain the services of key employees of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options and non-qualified stock options that will

        (a)  increase the interest of such persons in the Company's welfare;

        (b)  furnish an incentive to such persons to continue their services for the Company; and

        (c)  provide a means through which the Company may attract able persons as employees.

        With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

        For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        2.1  "Award" means the grant of any Incentive Stock Option or Non-qualified Stock Option, whether granted singly, in combination or in tandem (each individually referred to herein as an "Incentive").

        2.2  "Award Agreement" means a written agreement between a Participant and the Company which sets out the terms of an Award.

        2.3  "Award Period" means the period during which one or more Incentives granted under an Award may be exercised.

        2.4  "Board" means the board of directors of the Company.

        2.5  "Change of Control" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of twenty percent (20%) of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

        2.6  "Code" means the Internal Revenue Code of 1986, as amended.

        2.7  "Committee" means the Compensation and Stock Option Committee or another committee appointed or designated by the Board to administer the Plan.

        2.8  "Common Stock" means the common stock, par value $.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

        2.9  "Company" means THOMAS GROUP, INC., a Delaware corporation, and any successor entity.

      2.10  "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

      2.11  "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

      2.12  "Fair Market Value" of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

      2.13  "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

      2.14  "Non-employee Director" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

      2.15  "Non-qualified Stock Option" or "NQSO" means a non-qualified stock option granted pursuant to this Plan.

      2.16  "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

      2.17  "Participant" shall mean an Employee of the Company or a Subsidiary to whom an Award is granted under this Plan or a Non-Employee Director to whom options have been granted pursuant to the Thomas Group, Inc. Non-Employee Director Retainer Fee Plan (the "Director Plan").

      2.18  "Plan" means this THOMAS GROUP, INC. 1997 Stock Option Plan, as amended from time to time.

      2.19  "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

      2.20  "Retirement" means any Termination of Service solely due to retirement upon attainment of age 60, or permitted early retirement as determined by the Committee.

      2.21  "Stock Option" means a Non-qualified Stock Option or an Incentive Stock Option.

      2.22  "Subsidiary" means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company, if each of the corporations or limited liability companies other than the last corporation or limited liability company in the unbroken chain owns equity securities possessing a majority of the total combined voting power of all classes of equity securities in one of the other corporations or limited liability companies in the chain, and (ii) any limited partnership, if the Company or any corporation or limited liability company described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner. "Subsidiaries "means more than one of any such corporations, limited partnerships or limited liability companies.

      2.23  "Termination of Service" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

      2.24  "Disability" shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Company, either the Participant is unable to continue performing the duties he performed before such impairment or the Participant's condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant's employment; provided, however, with respect to any Incentive Stock Option, Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

ARTICLE 3
ADMINISTRATION

        The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

        Membership on the Committee shall be limited to those members of the Board who are Non-employee Directors and who are "outside directors" under Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, or two or, more Incentives granted in combination.

        The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

        With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

        Any Employee (including an Employee who is also a director or an officer) and any Non-Employee Director to whom options have been granted under the Director Plan, whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

        Subject to adjustment as provided in Articles 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) one million two hundred fifty thousand (1,250,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, or expired and unexercised; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

        Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

ARTICLE 6
GRANT OF AWARDS

        6.1    In General.    The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

        6.2    Maximum ISO Grants.    The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

ARTICLE 7
OPTION PRICE

        The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be at least one hundred percent (100%) of the Fair Market Value of the share on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

ARTICLE 8
AWARD PERIOD; VESTING

        8.1    Award Period.    Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this Article 8 and Article 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

        8.2    Vesting.    Except as otherwise provided in the Award, vesting of all Awards shall be annually, with monthly incremental vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. Subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of an Incentive may be exercised.

ARTICLE 9
TERMINATION OF SERVICE

        9.1    Death.    Upon the death of a Participant, any and all Awards then held by the Participant that are not yet exercisable as of the date of the Participant's death shall be fully vested as of the date of death, and shall be exercisable by that Participant's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 180 days following the date of the Participant's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

        9.2    Retirement.    If a Participant's employment relationship is terminated by reason of the Participant's Retirement, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that Retirement shall become null and void as of the date of Retirement; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that Retirement shall be exercisable for the lesser of (a) the remainder of the term of the Award or (b) 90 days following the date of Retirement.

        9.3    Disability.    If a Participant's employment relationship is terminated by reason of the Participant's Disability, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that termination shall survive the termination for the lesser of (a) the original term of the Award and (b) 180 days following the date of termination, and the Award shall be exercisable by the Participant, his guardian, or his legal representative.

        9.4    Leave of Absence.    With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason will be considered to still be in the employ of the Company for vesting and other purposes.

ARTICLE 10
EXERCISE OF INCENTIVE

        10.1    In General.    A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

        In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

        Stock Options.    Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written or telephonic notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date"), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company and/or (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date.

        Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        10.2    Disqualifying Disposition of ISO.    If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 11
AMENDMENT OR DISCONTINUANCE

        Subject to the limitations set forth in this Article 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 12
TERM

        The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on March 31, 2007, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 13
CAPITAL ADJUSTMENTS

        If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

            (i)  An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

          (ii)  Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

        Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

        Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 14
RECAPITALIZATION, MERGER AND
CONSOLIDATION; CHANGE IN CONTROL

        (a)  The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)  Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

        (c)  In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

        (d)  In the event of a change in control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 15
LIQUIDATION OR DISSOLUTION

        In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 16
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER CORPORATIONS

        Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 17
MISCELLANEOUS PROVISIONS

        17.1    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        17.2    No Right to Continued Employment.    Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

        17.3    Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

        17.4    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        17.5    Compliance With Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

        17.6    Tax Requirements.    The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option pursuant to Section 17.7, the Participant who assigns the Non-qualified Stock Option shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

        17.7    Assignability.    Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code. Unless the Committee provides otherwise, all or a portion of a Non-qualified Stock Option to be granted to a Participant may be transferred by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 11, 13, 15 and 17 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option that has been transferred by a Participant under this Section 17.7.

        17.8    Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

        A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 3, 1997 by its duly authorized representative.

THOMAS GROUP, INC.
By:	/s/ ALEX W. YOUNG

ANNEX B

THOMAS GROUP, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR RETAINER FEE PLAN

        1.    Purpose.    The purpose of this Amended and Restated Non-Employee Director Retainer Fee Plan (the "Plan") is to provide non-employee directors of Thomas Group, Inc., a Delaware corporation (the "Corporation"), with a retainer fee plan, consisting of cash, shares of the Corporation's common stock, $.01 par value per share ("Common Stock"), and options to purchase shares of Common Stock which will:

          (a)  provide a means by which the Corporation may attract able persons to serve as non-employee directors of the Corporation;

          (b)  increase the interest of non-employee directors in the Corporation's welfare; and

          (c)  furnish an incentive to non-employee directors to continue their services for the Corporation and to reward them for their services in a manner that will suitably recognize the value of their judgment, counsel and expertise.

        2.    Administration.    The Plan shall be administered by the Board of Directors of the Corporation ("Board") or a committee thereof ("Committee"). Except as otherwise provided by the Board in written directions to the Committee, the Committee shall have all of the powers with respect to the Plan. Any member of the Committee (or all members in the event the Board elects to assume direct responsibility for administration of the Plan) may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

        The Committee shall select one of its members to act as its Chairman, and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.    Participants.    Only directors who are not employees of the Corporation shall be eligible to participate in the Plan.

        4.    Common Stock Subject to Plan.    The Board may not grant more than 600,000 shares of Common Stock under the Plan, in the aggregate (subject to adjustment in accordance with Section 7). Options granted hereunder shall be granted pursuant to the Corporation's 1992 Stock Option Plan (the "1992 Plan"), or pursuant to the Corporation's 1997 Stock Option Plan (the "1997 Plan") and shall be subject to all limitations of such plan, including the aggregate number of options which may be granted. Shares available to be granted under this Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury.

        5.    Grants.    Each non-employee director of the Board is entitled to receive, and shall be paid, a retainer fee pursuant to the formula described below. The grant of a stock option shall be evidenced by a stock option agreement containing such terms. And provisions as are approved by the Board, but not inconsistent with this Plan, the 1992 Plan or the 1997 Plan as applicable.

        Each non-employee director in the Plan shall be paid his or her retainer fee in the following manner:

            (i)  Upon election or appointment to the Board, each non-employee director shall receive nine thousand (9,000) options to purchase Common Stock. All options granted hereunder shall be for a period of five years, with standard vesting.

          (ii)  Options to purchase Common Stock having an aggregate value of $25,000 (at the time of grant) will be granted to each non-employee director in four equal installments; provided, however, that the Chairman of the Board shall receive options to purchase Common Stock having an aggregate value of $50,000 (at the time of grant) in four equal installments. Each such installment will be granted effective as of the last business day of a fiscal quarter.

          (iii)  The computation of amounts to be paid pursuant to this Section shall be adjusted for service by a non-employee director during a partial fiscal quarter or partial fiscal year, as applicable, by computing the amount due hereunder for the applicable fiscal period and multiplying such result by the ratio of (a) the number of days of such partial fiscal quarter or partial fiscal year, as applicable, that the particular non-employee director was a director and that this Plan was in effect for such director during such period to (b) the number of days in the complete fiscal quarter or year, as applicable.

        6.    Common Stock Price on Date of Grant.    The exercise price of options granted hereunder shall be 100% of the fair market value of the Common Stock on the date of grant. For the purposes hereof, the fair mark t value of the Common Stock on the date of grant shall be the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not so listed, the average of the high and low prices of the Common stock on such date on the NASDAQ National Market System, or if not so quoted, the average of the bid and asked prices of the Common Stock on such date in such other market in which shares of Common Stock are regularly quoted, or if not so quoted, as established by the Board on such date.

        7.    Capital Adjustments.    The aggregate number of shares of Common stock which may be granted under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, liquidation, or the like, of or by the Corporation. Any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

        8.    Non-Assignability.    An option granted to a participant may not be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Except as described in the preceding sentence, during a participant's lifetime, options granted to a participant may be exercised only by a participant.

        9.    Interpretation.    The Board shall interpret the Plan and shall prescribe such rules in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules.

        10.    Amendment and Termination of the Plan.    The Board may at any time suspend or terminate this Plan. The Board may also at any time amend or revise the terms of this Plan, provided that, without further approval thereof by the vote or written consent of the holders of a majority of the Corporation's outstanding Common Stock, no such amendment or revision shall (except as otherwise permitted under the provisions of Section 7): (a) increase the maximum number of shares in the aggregate which may be granted pursuant to Section 4 of the Plan; (b) materially increase the benefits accruing to participants under Section 5 of the Plan; (c) change the exercise price set forth in Section 6 hereof; (d) increase the maximum term of the options provided for in Section 5 hereof; or (e) modify the class of persons eligible to receive compensation pursuant to the Plan.

        The provisions of Section 3 and 6 of this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

        11.    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board shall be deemed to give any participant any right to continue to serve as a director of the Corporation.

        12.    Investment Intent.    The Corporation may require that there be presented to and filed with it by any participant under the Plan, such evidence as it may deem necessary to establish that the options

B-2

granted or shares of Common Stock granted or to be purchased pursuant to this Plan are being acquired for investment purposes and not with a view to their distribution.

        13.    Term.    Unless sooner terminated by action of the Board, this Plan will terminate on August 9, 2003.

        IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of March 9, 1995 by its Chief Executive Officer and Secretary pursuant to authorization of its Board of Directors.

	By:	/s/ PHILIP THOMAS
Philip Thomas Chief Executive Officer
Attest:
/s/ ALEX W. YOUNG
Alex W. Young, Secretary

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Annex C

Soon to be CBIZ Valuation Group, Inc. 3030 LBJ Freeway Suite 1650 Dallas, Texas 75234 USA Phone: 972.620.0400 Fax: 972.620.8650 www.bvs-inc.com

September 13, 2002

The Board of Directors
Thomas Group, Inc.
c/o Mr. James Taylor
5221 North O'Connor Boulevard
Suite 500
Irving, TX 75039

Members of the Board:

        We understand that Thomas Group, Inc. ("Thomas Group" or the "Company") proposes to enter into a Private Investment in Public Entity (PIPE) transaction agreement ("Agreement"). The summary of proposed terms for the Agreement specifies that Mr. John T. Chain, Jr., Chairman of Thomas Group, will provide a total of $2,000,000 ("Transaction Consideration") to the Company in exchange for two $1,000,000, 6% Subordinated Convertible Promissory Notes with attached warrants (individually a "Note" and collectively the "Notes") to purchase common stock of the Company.

        The first Note shall be purchased on or about September 13, 2002. The second Note shall be purchased on or about October 31, 2002. The completion of the Agreement would provide Mr. Chain with a controlling interest in the Company. The summary of the proposed terms of the Agreement is listed in the Addendum.

        You have requested that CBIZ Business Valuation Services ("BVS") render an opinion (the "Opinion") as to the fairness to the Company's shareholders unaffiliated with the transaction (the "Shareholders"), from a financial point of view, of the Transaction Consideration to be provided by Mr. Chain under the terms of the Agreement. BVS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, public and private financing, and valuations for estate, corporate and other purposes. We are independent of the Company and its owners and have no current or prospective interest in the subject transaction. The fee paid to BVS for its work in connection with rendering the Opinion is in no way affected by our findings and conclusion.

        In connection with the Opinion set forth herein, we have, among other things:

  i.
  Reviewed the historical financial results of the Company, including a review of audited financial statements for the years ended December 31, 1998, through December 31, 2001, and the unaudited financial statements for the seven months ended July 31, 2002;

  ii.
  Reviewed various other documents and reports prepared by the Company's management, including, but not limited to, the minutes for the meetings of the Company's board of directors and annual shareholders meetings, the revenue reports and backlog summaries as of July 31, 2002, financial forecasts for fiscal 2002 and 2003, and the Agreement outlining the summary of proposed terms as of September 6, 2002;

  iii.
  Performed a site visit during which we held discussions with the Company's management regarding the business, operations, prospects for future results, and efforts to obtain financing;

  iv.
  Discussed the details of the Agreement with the Company's management;

  v.
  Performed various analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies, including (i) an income approach valuation in which the Company's future operating characteristics and the resulting cash flows were discounted to present value; and (ii) an examination of the Company's stock price characteristics (i.e. trading volume and volatility);

  vi.
  Analyzed other PIPE transactions; and

  vii.
  Performed such other financial studies, analyses, inquiries and investigations, as we deemed appropriate.

        In rendering the Opinion, we assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not independently verified such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, or been furnished with any such appraisals.

        The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion, which may come or be brought to our attention after the date of the Opinion.

        The Opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any Shareholder of the Company should take in connection with the Agreement or any aspect thereof. The Opinion relates solely to the fairness, from a financial point of view, of the Transaction Consideration to the Company's shareholders unaffiliated with the transaction. We express no opinion herein as to the structure, terms, effect, or any other aspect of the Agreement or as to the merits of the underlying decision of the Company to enter into the Agreement.

        This letter may be provided to any stockholders, directors, or officers of the Company, or similarly interested parties, including, without limitation, regulatory authorities having jurisdiction over the Company and its stockholders. It is not to be used for any other purpose or to be referred to without our express knowledge and prior written consent, which will not be unreasonably withheld.

        Based upon and subject to all of the foregoing, we are of the opinion, as independent financial experts and valuation consultants regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, public and private financing, and valuations for estate, corporate, and other purposes, that the Transaction Consideration is fair, from a financial point of view, to the Company's Shareholders unaffiliated with the transaction.

Very truly yours,

CBIZ BUSINESS VALUATION SERVICES

/s/  TODD POLING

Todd Poling, CPA
 Managing Principal
Chairman of Fairness Opinion Committee

C-2

PROXY

THOMAS GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints John R. Hamann and James T. Taylor, and each of them with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Thomas Group, Inc. (the "Company") to be held on Tuesday, October 29, 2002, at the principal executive offices of the Company, located at 5221 N. O'Connor Boulevard, Suite 500, Irving, Texas at 9:00 A.M., Dallas time, and any and all adjournments or postponements thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                                  (Change of Address)

                                  (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

                                  Please complete, date, sign and mail this Proxy promptly in the enclosed envelope.
                                  No postage is required for mailing in the United States.

                                  SEE REVERSE SIDE

        THOMAS GROUP, INC. PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.	Proposal to elect five Directors, Nominees:	FOR	WITHHELD	WITHHELD FOR
	01 JOHN T. CHAIN, JR., 02 RICHARD A. FREYTAG, 03 JOHN R. HAMANN, 04 JAMES E. DYKES, 05 DAVID B. MATHIS	ALL ☐	FOR ALL ☐	ALL EXCEPT ☐
Nominee(s) Exception
2.	Proposal to amend the Company's 1997 Stock Option Plan to (a) permit the grant of options to non-employee directors of the Company pursuant to the 1997 Plan and (b) increase the number of shares authorized for issuance under the 1997 Plan from 750,000 shares to 1,250,000 shares, and (c) make certain other technical amendments.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal to amend the Company's Non-Employee Director Retainer Fee Plan to (a) increase the number of shares available for issuance under the Non-Employee Director Plan, and (b) permit granting of options to non-employee directors under the 1997 Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Proposal to approve the conversion by General Chain of $2,000,000 of subordinated debt to common stock of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR proposals 1, 2, 3 and 4.
This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.
Change of Address ☐
	SIGNATURE(S)	DATE

	SIGNATURE(S)	DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
PROPOSAL NUMBER 2 AMENDMENT TO THE 1997 PLAN
PROPOSAL NUMBER 3 AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN
PROPOSAL NO. 4 PROPOSAL TO APPROVE THE CONVERSION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF TOTAL STOCKHOLDER RETURNS
CERTAIN TRANSACTIONS
SECTION 16(a) REPORTING
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
SOLICITATION OF PROXIES
OTHER MATTERS
ANNEX A
THOMAS GROUP, INC. 1997 STOCK OPTION PLAN
TABLE OF CONTENTS
THOMAS GROUP, INC. 1997 STOCK OPTION PLAN
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS
ARTICLE 3 ADMINISTRATION
ARTICLE 4 ELIGIBILITY
ARTICLE 5 SHARES SUBJECT TO PLAN
ARTICLE 6 GRANT OF AWARDS
ARTICLE 7 OPTION PRICE
ARTICLE 8 AWARD PERIOD; VESTING
ARTICLE 9 TERMINATION OF SERVICE
ARTICLE 10 EXERCISE OF INCENTIVE
ARTICLE 11 AMENDMENT OR DISCONTINUANCE
ARTICLE 12 TERM
ARTICLE 13 CAPITAL ADJUSTMENTS
ARTICLE 14 RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE IN CONTROL
ARTICLE 15 LIQUIDATION OR DISSOLUTION
ARTICLE 16 INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER CORPORATIONS
ARTICLE 17 MISCELLANEOUS PROVISIONS
ANNEX B
THOMAS GROUP, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR RETAINER FEE PLAN
Annex C Fairness Opinion
PROXY CARD